Managed High Income Portfolio Inc.



Sub-Item 77C

Registrant incorporates by reference Registrant's DEF 14A dated SEPTEMBER 13, 2005 filed on SEPTEMBER 13, 2005.
(Accession No. 0001193125-05-184253)